UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 5, 2020 (June 1, 2020)
Date of Report (date of earliest event reported)

Rimini Street, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37397	36-4880301
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3993 Howard Hughes Parkway, Suite 500
Las Vegas, NV 89169
(Address of principal executive offices) (Zip Code)

(702) 839-9671
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	RMNI	The Nasdaq Global Market
Public Units, each consisting of one share of Common Stock, $0.0001 par value, and one-half of one Warrant	RMNIU	OTC Pink Current Information Marketplace
Warrants, exercisable for one share of Common Stock, $0.0001 par value	RMNIW	OTC Pink Current Information Marketplace

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Appointment of Gerard Brossard as Executive Vice President and Chief Operating Officer

Effective June 1, 2020, Rimini Street, Inc. (the “Company”) appointed Mr. Gerard Brossard, age 55, as its Executive Vice President and Chief Operating Officer. In this capacity, Mr. Brossard will function as the Company’s principal operating officer.

Mr. Brossard is a technology industry executive with more than 25 years of experience. He sits on the business advisory council of Illuminate Ventures and participates on multiple strategic advisory boards of enterprise SaaS start-ups. Prior to joining Rimini Street, in addition to his strategic advisory board service, which began in 2013, from August 2017 until September 2019, Mr. Brossard served in multiple capacities at Rackspace, most recently as its EVP and GM of Global Solutions and Services where he was responsible for all products, solutions and services. From April 2015 until March 2017, he served as EVP and Managing Director, Enterprise and Mid-Market at Earthlink where he was responsible for the US$400 million Enterprise and Mid-Market Business Unit. Earlier in his career, Mr. Brossard spent 24 years with Hewlett-Packard where he held various executive positions in France and the US. His last role at HP was head of Strategy, Planning and Operations for HP’s US$3 billion software business and GM and CEO of Rich Media Management Software and Solutions. Mr. Brossard received his Bachelor of Science in Mathematics and Physics from Externat Sainte Marie de Lyon, France, and a Masters in Computer Science from Universite Claude Bernard in Lyon, France.

Cash Compensation; Benefits. Under the terms of an Offer Letter dated May 22, 2020 (the “Offer Letter”), Mr. Brossard will receive an annual base salary of $350,000 and a target annual incentive compensation opportunity of $350,000, each of which will be prorated for 2020. He also will also be eligible to participate in the Company’s long-term incentive compensation, retirement and other benefit plans and programs offered to the Company’s other senior executives.

Initial Long-Term Incentive Awards. The Offer Letter provides that Mr. Brossard will receive (i) a stock option award for 100,000 shares of common stock vesting in equal annual installments over a three-year vesting period following the grant date, provided that Mr. Brossard remains employed by the Company through the applicable vesting date, and (ii) an award of restricted stock units (“RSUs”) in respect of 200,000 shares of the Company’s common stock vesting in equal annual installments over a three-year vesting period following the grant date, provided that Mr. Brossard remains employed by the Company through the applicable vesting date. The per share exercise price of the stock options is $4.46, which was the closing sales price of a share of the Company’s common stock on the grant date. Each of the equity awards was granted effective as of the date of approval by the Compensation Committee of the Company’s Board of Directors (the “Committee”) on June 3, 2020 and is subject to the terms and conditions of the Company’s 2013 Equity Incentive Plan and form RSU and stock option award agreements.

Mr. Brossard was not appointed as an executive officer pursuant to any arrangement or understanding with any other person. Mr. Brossard does not have any family relationships with any executive officer or director of the Company and he is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference in this Item 5.02.

Amendment to Amended and Restated Employment Agreement - Seth A. Ravin

Also at its meeting on June 3, 2020, the Committee approved the following market-based adjustments, as determined with the input of the Committee’s independent compensation consultant, to the salary and long-term incentives paid to the Company’s Chairman and Chief Executive Officer, Seth A. Ravin:

•a $100,000 increase in base salary from $300,000 to $400,000 per year, effective as of June 1, 2020.

•a corresponding increase to his target annual incentive opportunity from $300,000 to $400,000, effective as of June 1, 2020.

•The Committee approved the grant of (i) 232,062 RSUs and (ii) 149,327 stock options with an exercise price equal to $4.46, the fair market value of a share of Company common stock on the grant date, with each such award vesting in equal annual installments over a three-year vesting period and subject to the terms and conditions of the Company’s 2013 Equity Incentive Plan and form RSU and stock option award agreements.

An amendment (the “Amendment”) to Mr. Ravin’s Employment Agreement was approved by the Committee on June 3, 2020 to reflect the changes in base salary and annual incentive opportunity described above and to clarify the equity vesting and severance benefits intended to be provided upon Mr. Ravin’s termination of employment due to death or disability.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.2 and incorporated by reference in this Item 5.02.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITYHOLDERS

On June 3, 2020, the Company held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) virtually via live audio webcast. A total of 68,111,481 shares of common stock, par value $0.0001 per share, and a total of 157,554 shares of the Company’s 13.00% Series A Redeemable Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), each of which was entitled to 100 votes per share, representing the number of shares of common stock into which such Preferred Stock is convertible, were issued and outstanding and entitled to vote as of April 17, 2020, the record date for the Annual Meeting. There were 55,806,580 shares of common stock and 76,788 shares of Preferred Stock represented in person or by proxy at the Annual Meeting (representing approximately 75.7% of the voting power of the Company’s outstanding capital stock), constituting a quorum. The stockholders were asked to vote on two proposals, with the common stock and the Preferred Stock voting together as a single class for both proposals. Set forth below are the matters acted upon by the stockholders at the Annual Meeting, as further described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2020, and the final voting results for each such proposal:

Proposal 1: Election of Class III director nominees, each to hold office until the 2023 annual meeting of stockholders and until his successor is elected and duly qualified.

	For	Withheld	Abstain	Broker Non-Votes
Seth A. Ravin	55,668,617	1,098,131	0	6,718,632
Steve Capelli	55,560,059	1,206,689	0	6,718,632
Jay Snyder	56,730,073	36,675	0	6,718,632

Proposal 2: Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020:

For	Against	Abstain	Broker Non-Votes
62,396,014	432	1,088,934	0

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)        Exhibits.

Exhibit No.	Exhibit Title

10.1	Offer Letter to Gerard Brossard dated May 22, 2020
10.2	Amendment dated June 3, 2020 to the Amended and Restated Employment Agreement by and between Rimini Street, Inc. and Seth A. Ravin dated as of January 6, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RIMINI STREET, INC.

Dated: June 5, 2020	By:	/s/ Seth A. Ravin
Name: Seth A. Ravin
Title: Chief Executive Officer

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